EXHIBIT 23.1




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 24, 1998 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm in this registration statement.



/s/ARTHUR ANDERSEN LLP

Houston, Texas
November 23, 1998